  As filed with the Securities and Exchange Commission on September ____, 2000
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                               KOMAG, INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                                       94-2914864
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               -----------------

                             1710 AUTOMATION PARKWAY
                               SAN JOSE, CA 95141
                                 (408) 576-2000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------
                                  THIAN HOO TAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               KOMAG, INCORPORATED
                             1710 AUTOMATION PARKWAY
                               SAN JOSE, CA 95131
                                 (408) 576-2000
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                   Copies to:
                             KATHLEEN B. BLOCH, ESQ.
                               DAVID A. KING, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

                               -----------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------

                                       CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE    AGGREGATE PRICE       AGGREGATE          AMOUNT OF
           TO BE REGISTERED              REGISTERED(2)     PER UNIT(1)     OFFERING PRICE(1)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per
  share..............................     4,255,656       $3.3594            $14,296,450.76      $3,775
==============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee based on the average of the high and low prices of the common stock on the Nasdaq National Market on October 3, 2000.

(2) The number of shares offered pursuant to this registration statement is calculated as 116% of the total number of shares of common stock which $9,281,730.84 worth of principal amount of convertible notes may be converted into, using a conversion price of $2.53 per share.



                               ----------------
        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                             SUBJECT TO COMPLETION
                             DATED OCTOBER 5, 2000



PROSPECTUS



                                4,255,656 SHARES


                               KOMAG, INCORPORATED



                                  COMMON STOCK





        The common stock offered hereby will be sold from time to time by the Selling Stockholders. See "Selling Stockholders." We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will pay certain of the expenses of this offering; however, the Selling Stockholders will bear the cost of all brokerage commissions and discounts, if any, incurred in connection with the sale of shares to which this Prospectus relates.

        The Selling Stockholders may offer and sell all the shares in the over-the-counter market or on one or more exchanges, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, or to one or more underwriters for resale to the public. See "Plan of Distribution."

        The common stock is traded on the Nasdaq National Market under the symbol "KMAG." The last reported sale price of the common stock on the Nasdaq National Market on October 4, 2000 was $3.00 per share.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                 The date of this prospectus is ________, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available from the SEC's Website at "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

        - Our quarterly report on Form 10-Q for our fiscal quarter ended July 2, 2000;

        -  Our current report on Form 8-K dated June 2, 2000;

        - Our current report on Form 8-K dated June 1, 2000, as amended by our report on Form 8-K/A filed on July 6, 2000;

        -  Our current report on Form 8-K dated April 26, 2000;

        -  Our current report on Form 8-K dated May 1, 2000

        -  Our definitive proxy statement on Schedule 14A dated April 10, 2000;

        - Our quarterly report on Form 10-Q for our fiscal quarter ended April 2, 2000;

        -  Our current report on Form 8-K dated March 16, 2000;

        - Our annual report on Form 10-K for our fiscal year ended January 2, 2000, as amended by our report on Form 10-K/A filed on September 28, 2000;

        - The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 29, 1988; and

        - Any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

        We will provide you with a copy of these filings, at no cost, if you write or telephone our Corporate Secretary at the following address:

                               Komag, Incorporated
                             1710 Automation Parkway
                               San Jose, CA 95131
                                 (408) 576-2000

        You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Forward-looking statements can typically be identified by the use of words such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. These statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations with respect to, among other things:

        -  our financial prospects;

        -  our financing plans;

        -  trends affecting our financial condition or operating results;

        - our strategies for growth, operations, and product development and commercialization; and

        - conditions or trends in or factors affecting the computer or hard disk drive industry.

        Forward-looking statements are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained or incorporated by reference in this prospectus identifies important factors that could cause such differences. Among the factors that could cause actual results to differ are the following: We sell a single product into a market characterized by rapid technological change and sudden shifts in the balance between supply and demand. Further, we are dependent on a limited number of customers, some of whom also manufacture some or most of their own disks internally. Competition in the market, defined by both technology offerings and pricing, can be intense, especially during times of excess available capacity such as has been prevalent since 1998. We have a high fixed-cost structure that can cause operating results to vary dramatically with changes in product yields and utilization of our equipment and factories. In addition, our business requires substantial investments for research and development activities and for physical assets such as equipment and facilities that are dependent on our access to financial resources. These and other risks are discussed more fully in this prospectus and the documents incorporated by reference in this prospectus. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

        Komag, Incorporated designs, manufactures and markets thin-film media (disks), the primary storage medium for digital data used in computer hard disk drives. We believe we are the world's largest independent manufacturer of thin-film media and are well positioned as a broad-based strategic supplier of choice for the industry's leading disk drive manufacturers. Our business strategy relies on the combination of advanced technology and high-volume manufacturing. Our products serve the desktop and enterprise segments of the disk drive market and are used in products such as personal computers, disk arrays, network file servers and engineering workstations. We manufacture leading-edge disk products primarily for 3-1/2 half-inch form factor hard disk drives.

        Komag was organized in 1983 and is incorporated in the State of Delaware. On April 26, 2000 we entered an Agreement and Plan of Reorganization with HMT Technology Corp., which includes the issuance of 0.9094 shares of our common stock in exchange for each outstanding share of common stock of HMT Technology Corp. Our principal executive offices are located at 1710 Automation Parkway, San Jose, California 95131 and our telephone number is (408) 576-2000.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock. See "Selling Stockholders" and "Plan of Distribution."

                              SELLING STOCKHOLDERS

        The selling stockholders will be issued the common stock covered by this prospectus in private placements of our common stock which are issuable upon conversion of convertible notes purchased pursuant to a securities purchase agreement between Komag and the selling stockholders. For additional information regarding the convertible notes, see "Description of Convertible Notes." We are registering the shares in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. Except for the ownership of the non-convertible debt of Komag, the convertible notes, and certain warrants for the purchase of Komag's common stock the selling stockholders have not had any material relationship with us within the past three years.

        The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock by each of the selling stockholders. The second column lists, for each selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder on October 4, 2000, including the number of share of common stock which would have been issuable to the selling stockholders on October 4, 2000 assuming conversion of all the convertible notes, without regard to any limitations on conversions. Because the conversion price of the convertible notes is subject to adjustment under certain occurrences of default, the numbers listed in the second column may increase if such a default occurs, see "Description of Convertible Notes."

        The third column lists each selling stockholder's pro rata portion, based on the principal amounts of the convertible notes, of the 4,255,656 shares of common stock being offered by this prospectus. We determined the number of shares of common stock to be offered for resale by this prospectus through our agreement with the selling stockholders to register the number of shares issuable upon conversion of the convertible notes plus a reasonable increase in the number of shares to cover the interest accretion of 8% per annum over the term of the convertible notes, which amount will be converted into shares of common stock at such time as the underlying principal is converted. In accordance with the terms of the registration rights agreement between Komag and the selling stockholders, this prospectus covers the resale of 116% of the number of shares of common stock issuable upon conversion of the principal amount of the convertible notes on October 4, 2000, without regard to any limitations on conversions. Our calculation of the number of shares to be offered for resale assumes a conversion price on October 4, 2000 of $2.53. Because the conversion price of the convertible notes is subject to adjustment under certain occurrences of default, the number of shares that will actually be issued upon conversion may be more than the 4,255,656 shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by each selling stockholder. The selling stockholders may sell all, some or none of their shares in this offering pursuant to this prospectus. See "Plan of Distribution."

        Under the terms of the convertible notes, no selling stockholder may convert the convertible notes to the extent such conversion would cause such selling stockholder, together with its affiliates, to have acquired a number of shares of common stock during the 60-day period ending on the date of conversion which, when added to the number of shares of common stock held at the beginning of such 60-day period, would exceed 10.0% of our then outstanding common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes which have not been converted.

                            SELLING STOCKHOLDER TABLE

                                                                                    NUMBER OF
                                                                                    SHARES OF
                                NUMBER OF SHARES                                  COMMON STOCK
                                 OF COMMON STOCK           NUMBER OF SHARES        BENEFICIALLY
       NAME OF SELLING         BENEFICIALLY OWNED          OF COMMON STOCK         OWNED AFTER
         STOCKHOLDER          AS OF SEPTEMBER 27, 2000(1)   OFFERED HEREBY          OFFERING

Olympus Securities, Ltd.(2)       3,306,640(3)                2,570,675             882,442(3)
Nelson Partners Ltd.(2)           2,014,036(4)                1,684,981             442,410(4)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of October 4, 2000 through the conversion or exercise of any security or other right.

(2) Citadel Limited Partnership is the trading manager of Olympus Securities, Ltd. and is the sole member of WHC, L.L.C., the general partner of Nelson Partners Ltd. (collectively, the "Citadel Entities") and consequently has voting control and investment discretion over securities held by the Citadel Entities. Kenneth C. Griffin indirectly controls Citadel Limited Partnership. The ownership information for Olympus Securities, Ltd. and NP Partners does not include the ownership information for the other Citadel Entities or the Shares of common stock which would be issuable upon conversion of convertible notes (at a fixed conversion price which would be determined in the future) which, subject to certain closing and other conditions, the selling stockholder has the right to acquire in exchange for Komag's bank debt. Citadel Limited Partnership, Kenneth C. Griffin and each of the Citadel Entities disclaim ownership of the shares held by the other Citadel Entities.

(3) This amount includes 882,442 shares of common stock held by Aragon Investments Ltd., which is controlled by Citadel Limited Partnership.

(4) This amount includes 442,410 shares of common stock held by Citadel Trading Group L.L.C., which is indirectly controlled by Citadel Limited Partnership.

                              PLAN OF DISTRIBUTION

        We are registering the shares of common stock issuable upon conversion of the convertible notes to permit the resale pursuant to this prospectus of the shares of common stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

        (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

        (2)    in the over-the-counter market,

        (3) in transaction otherwise than on these exchanges or systems or in the over-the-counter market,

        (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or

        (5)    through the settlement of short sales.

        The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out such short positions, provided that the short sale is made after the registration statement has been declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. If the selling stockholders effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to the prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

        The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. In addition, upon our being notified by a named selling stockholder that a donee or a pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchase and sales of any of the shares of common stock by the selling stockholders and any other participating person. We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement estimated to be $36,683 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement or the selling stockholders will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related registration rights agreement or will be entitled to contribution.

                        DESCRIPTION OF CONVERTIBLE NOTES

        In June 2000, we issued $9,281,730.84 of 8% convertible subordinated notes pursuant to a securities purchase agreement dated June 1, 2000. The notes are convertible into our common stock at a conversion price of $2.53 which is equal to 115% of the average closing sales price of our common stock for the five trading days starting June 6, 2000. Beginning June 1, 2002, we will have the option to force conversion of the notes at the conversion price in the event that the closing sales price of our common stock exceeds 200% of the current conversion price on at least seven of any of the most recent ten consecutive trading days.

        The notes mature on June 1, 2005, unless converted or redeemed earlier. If certain liquidity defaults occur then the notes will accrue a penalty interest until these defaults are cured, the conversion price will be reset to equal the lesser of the current conversion price in effect and 80% of the current market price of the common stock, and for every month for which the liquidity default has not been cured the penalty interest rate will be increased 1/2% and the conversion price will be decreased by 1/2%. The holder of the notes may cause us to redeem the notes if we experience a change in control, such as a merger or other business combination.

        If we fail to deliver the required shares of our common stock within twenty-two days of a holder's election to convert, the conversion price for that note will be adjusted. The adjusted conversion price would be made equal to the lesser of the current conversion price or the lowest closing sales price during the period beginning on the date of the conversion and ending on date that the holder of a note cancels their conversion election.

        We may issue an aggregate of up to $35,700,000 worth of similar notes to the selling stockholders pursuant to the securities purchase agreement dated June 1, 2000.

                                  LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.


                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 2, 2000, as set forth in their report, which as to the three years ended January 2, 2000 is based in part on the reports of Chuo Corporation, independent auditors, and which is incorporated by reference in this prospectus and elsewhere in the registration statement. The report of Ernst & Young LLP contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses (other than underwriting discounts and commissions), which, other than the SEC registration fee, are estimates, payable by the Company in connection with the sale and distribution of the securities registered hereby:


         SEC registration fee...................   $ 3,775
         Printing expenses......................   $10,000
         Blue Sky fees and expenses.............   $ 1,000
         Accountants' fees and expenses.........   $10,000
         Legal fees and expenses................   $10,000
         Miscellaneous..........................   $ 2,277
                                                   -------
                        Total...................   $37,052

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty. However, this provision does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability resulting from any transaction in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

        Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

        To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 145 of the Delaware General

Corporation Law, entitled to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

        The Registrant has entered into indemnification agreements with its directors and officers which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof.

        Agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

ITEM 16.  EXHIBITS

See Exhibit Index.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 5, 2000.



                                       KOMAG, INCORPORATED



                                       By: /s/  Thian Hoo Tan
                                          --------------------------------------
                                           Thian Hoo Tan
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Komag, Incorporated, a Delaware corporation, do hereby constitute and appoint Thian Hoo Tan and Edward H. Siegler, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                                       KOMAG, INCORPORATED



                                       By: /s/  Thian Hoo Tan
                                          --------------------------------------
                                           Thian Hoo Tan
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                TITLE                            DATE
             ---------                                -----                            ----
By:  /s/ Thian Hoo Tan               President, Chief Executive Officer and   October 5, 2000
--------------------------------     Director (Principal Executive Officer)
    Thian Hoo Tan


By: /s/ Edward H. Siegler            Vice President, Chief Financial          October 5, 2000
    ---------------------------      Officer and Secretary (Principal
    Edward H. Siegler                Financial Officer)


By: /s/ Kathleen A. Bayless          Vice President, Corporate Controller     October 5, 2000
    ---------------------------      (Principal Accounting Officer)
    Kathleen A. Bayless


By:              *
    ---------------------------      Director                                 October 5, 2000
    Chris A. Eyre


By:              *
    ---------------------------      Director                                 October 5, 2000
    Irwin Federman


By:              *
    ---------------------------      Director                                 October 5, 2000
    George A. Neil


By:              *
    ---------------------------      Director                                 October 5, 2000
    Michael R. Splinter


By:               *
    ---------------------------      Director                                 October 5, 2000
    Anthony Sun


By:              *
    ---------------------------      Director                                 October 5, 2000
    Masayoshi Takebayashi


*By: /s/ Thian Hoo Tan
    ---------------------------                                               October 5, 2000
    Thian Hoo Tan
    Attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT NO.                               DESCRIPTION
-----------                               -----------
    4.1             *Securities Purchase Agreement between Komag, Incorporated and certain Buyers named therein dated June 1, 2000

    4.2 *Registration Rights Agreement between Komag, Incorporated and certain Buyers named therein dated June 1, 2000

    4.3             *Form of Convertible Note issued by Komag, Incorporated

    5.1             Opinion of Wilson Sonsini Goodrich & Rosati

   23.1             Consent of Ernst & Young LLP, Independent Accountants

   23.2             Consent of Wilson Sonsini Goodrich & Rosati (included in
                    Exhibit 5.1)

   23.3             Consent of Chuo Audit Corporation, Independent Accountants

   24.1             Power of Attorney (See signature page)


------------
* Previously filed as an Exhibit to the Form 8-K dated June 1, 2000 filed by the Company.